UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2013 (April 25, 2013)

Newcastle Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Separation and Distribution Agreement

On April 26, 2013, Newcastle Investment Corp. (“Newcastle”) issued a press release announcing that its Board of Directors has set a record date of 5 p.m., Eastern Time, on May 6, 2013 (the “Record Date”) for the previously announced spin-off of New Residential Investment Corp., a wholly owned subsidiary of Newcastle (“New Residential”). Newcastle will distribute one share of New Residential common stock for each share of Newcastle common stock held by Newcastle stockholders of record as of the Record Date. The distribution of New Residential common stock (the “Distribution”) is expected to occur on or about May 15, 2013. The Distribution remains subject to the Securities and Exchange Commission declaring effective New Residential’s registration statement on Form 10 (the “Registration Statement”), which Newcastle expects to occur in the coming days.

In connection with the formal declaration of the distribution, on April 26, 2013, Newcastle entered into a Separation and Distribution Agreement (the “Separation Agreement”) with New Residential which sets forth agreements between Newcastle and New Residential regarding the principal transactions necessary to effect their separation into two independent, publicly-traded real estate investment trusts (“REIT”). Set forth below is a summary of the material terms contained in the Separation Agreement. For the purposes of this summary, (i) the “New Residential Group” means New Residential and its subsidiaries and (ii) the “Newcastle Group” means Newcastle and its subsidiaries other than the New Residential Group.

Transfer of Assets and Assumption of Liabilities. The Separation Agreement identifies the assets and liabilities to be retained by, transferred to, assumed by, or assigned to, as the case may be, each of Newcastle and New Residential as part of the separation of Newcastle into two companies and provides a framework for such transfers, assumptions and assignments to occur (to the extent such transfers, assumptions and assignments do not occur prior to the execution of the Separation Agreement). In particular, the Separation Agreement provides that, subject to the terms and conditions contained in such agreement, immediately prior to the time of effectiveness of the Separation Agreement, Newcastle and New Residential will take all actions necessary so that the New Residential Group will: (a) own, to the extent it does not already own, all of Newcastle’s excess mortgage serving rights (“Excess MSRs”), a portion of Newcastle’s Agency residential mortgage backed securities (“RMBS”), all of Newcastle’s non-Agency RMBS acquired since the beginning of 2012, all of the mortgage loans Newcastle has acquired since the beginning of 2013, all of Newcastle’s consumer loans and certain cash transferred to the New Residential Group by Newcastle; and (b) assume, to the extent it is not already liable for: (i) any liabilities relating to or arising out of the assets described under clause (a) above (the “Initial Portfolio”) whether arising prior to, at the time of, or after, the effectiveness of the Separation Agreement; (ii) any liabilities arising out of claims by our directors, officers and affiliates arising after the time of effectiveness of the Separation Agreement against either Newcastle or New Residential to the extent they relate to the Initial Portfolio as of the date of the Separation Agreement; and (iii) any other potential liabilities related to (A) recent Newcastle equity offerings in certain specified percentages as disclosed in the Separation Agreement, (B) Newcastle’s reports required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to disclosures about the Initial Portfolio and (C) indemnification obligations under the Management Agreement (as defined below) with respect to the Initial Portfolio. Except as otherwise provided in the Separation Agreement, Newcastle will retain all other assets and liabilities.

Except as may expressly be set forth in the Separation Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis without representation or warranty. Certain of the liabilities and obligations to be assumed by one party or for which one party will have an indemnification obligation under the Separation Agreement are, and following the separation may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Further Assurances. Each of Newcastle and New Residential will cooperate with the other and use commercially reasonable efforts, prior to, on and after the date of the Distribution, to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things reasonably necessary, proper or advisable on its part to consummate and make effective the transactions contemplated by, and the intent and purposes of, the Separation Agreement. In addition, neither party will, nor will either party allow its respective subsidiaries to, without the prior consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by the Separation Agreement and the ancillary agreements thereto, if any. Both parties will also use commercially reasonable efforts to cause third parties, such as insurers or trustees, to fulfill any obligations they are required to fulfill under the Separation Agreement.

The Distribution. Pursuant to the Separation Agreement, New Residential will distribute to Newcastle, as a stock dividend, the number of shares of New Residential common stock needed to effectuate the Distribution. Newcastle will cause its agents to distribute to Newcastle stockholders that hold shares of Newcastle common stock as of the Record Date all the shares of New Residential common stock on a pro rata basis. Additionally, the Separation Agreement provides that the Distribution is subject to several conditions that must be satisfied or waived by Newcastle in its sole discretion.

Termination of Other Agreement Arrangements; Bank Accounts. The Separation Agreement provides that, subject to certain exceptions set forth in such agreement, including certain contribution agreements related to Agency RMBS and non-Agency RMBS between Newcastle and certain third parties, all prior agreements and arrangements, whether written or not, between any member of the Newcastle Group on the one hand, and any member of the New Residential Group on the other hand (except to the extent any person that is not a member of the New Residential Group or Newcastle Group is also a party to such agreements or arrangements), will be terminated and will cease to be of further force and effect as of the time of effectiveness of the Separation Agreement. At the time of such termination, all parties will be released from liability under such agreements and arrangements, other than with respect to the settlement of intercompany accounts, which will be satisfied and/or settled in full in cash or otherwise cancelled and terminated or extinguished by the relevant members of the New Residential Group or Newcastle Group prior to the time of effectiveness of the Separation Agreement.

Releases and Indemnification. Subject to certain exceptions, including with respect to liabilities assumed by, or allocated to, Newcastle or New Residential, the Separation Agreement provides that Newcastle and New Residential will generally agree to release each other from all liabilities existing or arising from acts or events prior to or on the date of the Distribution.

In addition, the Separation Agreement provides that, except as otherwise provided for in other documents related to the separation, New Residential will indemnify Newcastle and its affiliates and representatives against losses arising from: (i) any liabilities relating to the Initial Portfolio, whether arising prior to, at the time of, or after, the effectiveness of the Distribution; (ii) any liabilities arising out of claims by our directors, officers and affiliates arising after the time of effectiveness of the Distribution against either Newcastle or New Residential to the extent they relate to the assets described Initial Portfolio as of the date of the Separation Agreement; (iii) any other potential liabilities related to (A) recent Newcastle equity offerings in certain specified percentages as disclosed in the Separation Agreement; (B) Newcastle’s reports required to be filed under the Exchange Act relating to disclosures about the Initial Portfolio; and (C) indemnification obligations under the Management Agreement with respect to the Initial Portfolio; (iv) any failure by any member of the New Residential Group or any other person to pay, perform or otherwise promptly discharge any liability listed under clauses (i)-(iii) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the Separation Agreement; (v) any breach by any member of the New Residential Group of any provision of the Separation Agreement and any agreements ancillary thereto (if any), subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and (vi) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in New Residential’s information statement or the Registration Statement of which the information statement is a part other than information that relates solely to any assets owned, directly or indirectly by Newcastle, excluding the assets described in the Initial Portfolio.

Newcastle shall indemnify New Residential and its affiliates and representatives against losses arising from (i) any liability related to Newcastle’s junior subordinated notes due 2035 issued pursuant to the Junior Subordinated Indenture, dated April 30, 2009, between Newcastle and The Bank of New York Mellon Trust Company, National Association, (ii) any other liability of Newcastle or its subsidiaries (excluding any liabilities related to New Residential), (iii) any failure of any member of the Newcastle Group or any other person to pay, perform or otherwise promptly discharge any liability listed under clauses (i) and (ii) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the Separation Agreement, (iv) any breach by any member of the Newcastle Group of any provision of the Separation Agreement and any agreements ancillary thereto (if any), subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein and (v) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in New Residential’s information statement or the Registration Statement of which the information statement is a part that relates solely to any assets owned, directly or indirectly by Newcastle, other than the assets described in the Initial Portfolio.

Indemnification obligations will generally be net of any insurance proceeds actually received by the indemnified person. The Separation Agreement provides that Newcastle and New Residential will waive any right to special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages provided that any such liabilities with respect to third party claims shall be considered direct damages. The Separation Agreement also contains customary procedures relating to the receipt of any indemnification payments that may constitute non-qualifying REIT income.

Competition. The Separation Agreement does not include any non-competition or other similar restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by either the Newcastle Group or the New Residential Group. Pursuant to the Separation Agreement, each party has agreed that nothing set forth in such agreement shall be construed to create any restriction or other limitation on the ability of any of the Newcastle Group or New Residential Group to engage in any business or other activity that overlaps or competes with the business of any other party, including investing in residential mortgage related securities.

Certain Tax-Related Covenants. If New Residential is treated as a successor to Newcastle under applicable U.S. federal income tax rules, and if Newcastle fails to qualify as a REIT, New Residential could be prohibited from electing to be a REIT. Accordingly, in the Separation Agreement, Newcastle has (i) represented that it has no knowledge of any fact or circumstance that would cause New Residential to fail to qualify as a REIT, (ii) covenanted to use commercially reasonable efforts to cooperate with New Residential as necessary to enable New Residential to qualify for taxation as a REIT and receive customary legal opinions concerning REIT status, including providing information and representations to New Residential and its tax counsel with respect to the composition of Newcastle’s income and assets, the composition of its stockholders and its operation as a REIT and (iii) covenanted to use its reasonable best efforts to maintain its REIT status for each of Newcastle’s taxable years ending on or before December 31, 2014 (unless Newcastle obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the Internal Revenue Service to the effect that Newcastle’s failure to maintain its REIT status will not cause New Residential to fail to qualify as a REIT under the successor REIT rule referred to above). Additionally, in the Separation Agreement, New Residential covenanted to use its reasonable best efforts to qualify for taxation as a REIT for its taxable year ending December 31, 2013.

Insurance. Following the date of the Distribution, Newcastle shall maintain its currently existing insurance policies related to director and officer liability (the “Newcastle D&O Policies”). Prior to the date of the Distribution, the Separation Agreement provides that Newcastle and New Residential will use commercially reasonable efforts to obtain separate insurance policies for New Residential on substantially similar terms as the Newcastle D&O Policies prior to the Distribution. New Residential will be responsible for all premiums, costs and fees associated with any new insurance policies placed for the benefit of New Residential.

Dispute Resolution. In the event of any dispute arising out of the Separation Agreement, the parties, each having designated a representative for such purpose, will negotiate in good faith for 30 days to resolve any disputes between the parties. If the parties are unable to resolve disputes in this manner within 30 days, the disputes will be resolved through binding arbitration.

Equitable Adjustment of Options. Pursuant to the Separation Agreement, each Newcastle option held as of the date of the Distribution by the Manager (as defined below) or by the directors, officers, employees, service providers, consultants and advisors of the Manager will be converted into an adjusted Newcastle option and a new New Residential option. The exercise price of each adjusted Newcastle option and New Residential option will be set to collectively maintain the intrinsic value of the Newcastle option immediately prior to the Distribution and to maintain the ratio of the exercise price of the adjusted Newcastle option and the New Residential option, respectively, to the fair market value of the underlying shares as of the Distribution. The terms and conditions applicable to each New Residential option will be substantially similar to the terms and condition otherwise applicable to the Newcastle option as of the date of Distribution.

Management Agreement

In connection with the spin-off, Newcastle also entered into an amendment to its Amended and Restated Management and Advisory Agreement dated as of June 23, 2003 (as amended and restated from time to time, the “Management Agreement”) with its manager, FIG LLC (the “Manager”) to delete Section 3(b), pursuant to which the Manager had agreed that neither it nor any entity controlled by or under common control with the Manager would, subject to certain exceptions, raise or sponsor any new investment fund, company or vehicle whose investment policies, guidelines or plan targets as its primary investment category investment in United States dollar-denominated credit sensitive real estate-related securities reflecting primarily United States loans or assets.

Item 8.01.	Other Events.

The information set forth in Item 1.01 above under the caption “Separation and Distribution Agreement” is incorporated by reference herein. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Newcastle Investment Corp.
Date: April 26, 2013	By:	/s/ Brian Sigman
Brian Sigman
President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 26, 2013.